UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2018

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas   75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On June 28, 2018, The Michaels Companies, Inc. (the “Company”) entered into an accelerated share repurchase agreement with JPMorgan Chase Bank, National Association, London Branch (the “Dealer”) to repurchase $250 million of the Company’s common stock (the “ASR Agreement”). The Company will acquire the shares under the ASR Agreement as part of its previously announced $500 million share repurchase program.

Pursuant to the terms of the ASR Agreement, on July 2, 2018, the Company will make payments of $250 million to the Dealer and will receive an initial delivery of approximately 10.5 million shares of the Company’s common stock in the aggregate from the Dealer, which is approximately 80 percent of the total number of shares of the Company’s common stock expected to be repurchased under the ASR Agreement. At settlement, the Dealer may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of its common stock or may elect to make a cash payment to the Dealer, based generally on the average of the volume-weighted average share price of the Company’s common stock during the term of the ASR Agreement. The ASR Agreement contains provisions custompary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by the Dealer and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Agreement is expected to be completed in the third quarter of 2018, although the settlement may be accelerated at the Dealer’s option.

The foregoing description of the ASR Agreement is qualified in its entirety by reference to the ASR Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Fixed Dollar Accelerated Share Repurchase Transaction Confirmation dated June 28, 2018 between The Michaels Companies, Inc. and JPMorgan Chase Bank, National Association, London Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Denise Paulonis
Denise Paulonis Executive Vice President – Chief Financial Officer (Principal Financial Officer)

Date: July 2, 2018